Exhibit 21.1
Subsidiaries of Mount Logan Capital, Inc.

Name	Jurisdiction
180 Degree Capital Corp.	New York
Mount Logan Capital Intermediate LLC	Delaware
Great Lakes Senior MLC I LLC	Delaware
Mount Logan Middle Market Funding II GP LLC	Delaware
MLC US Holdings 2 LLC	Delaware
Mount Logan Management, LLC	Delaware
Ovation Fund Management II, LLC	Texas
MLC US Holdings LLC	Delaware
MLCSC Holdings Finance LLC	Delaware
MLCSC Holdings LLC	Delaware
MLC Canadian Holdings Inc.	Ontario
Cornhusker Feeder LLC	Delaware
Cornhusker Funding 1A LLC	Delaware
Cornhusker Funding 1B LLC	Delaware
Cornhusker Funding 1C LLC	Delaware
Lind Bridge GP ULC	British Columbia
Lind Bridge LP	Cayman Islands
Ability Insurance Company	Nebraska
Opportunistic Credit Interval Fund	Delaware
SOFIX Master Blocker, LLC	Delaware
CIF Investments LLC	Delaware
Mount Logan Funding 2018-1 LP	Cayman Islands
Mount Logan Funding 2018-1 LLC	Delaware
Mount Logan Middle Market Funding II A LP	Delaware
Mount Logan Middle Market Funding II LP	Delaware
GMMF II A Checked LLC	Delaware
GMMF II HoldCo LLC	Delaware
GMMF II A S.à r.l.	Luxembourg
GMMF II A Lux SH LLC	Delaware
GMMF II Opco LLC	Delaware
GMMF II Loan HoldCo A LP	Delaware
Mount Logan MML CLO 2019-1 LP	Cayman Islands
Mount Logan MML CLO 2019-1 LLC	Delaware
180 Degree Private Holdings, LLC	Delaware